Exhibit 99.1

News
Release Date: October 28, 2010	Contact:	Peter J. Rogers, Jr.
Executive Vice President, Investor Relations
443-285-8059 progers@micros.com

MICROS REPORTS FISCAL 2011 FIRST QUARTER RESULTS
REVENUE, NET INCOME AND EPS EXCEED EXPECTATIONS

Columbia, Maryland... MICROS Systems, Inc.  (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2011 first quarter ended September 30, 2010.

FINANCIAL HIGHLIGHTS

-	Revenue for the quarter was $233.4 million, an increase of $22.0 million, or 10.4%, over the same period last year.

-	GAAP net income for the quarter was $31.6 million, an increase of $7.5 million, or 30.9%, over the same period last year.

-	GAAP diluted earnings per share (EPS) for the quarter was $0.39 per share, an increase of $0.09, or 30% over the same period last year.

-	Non-GAAP financial results for the quarter, excluding the effect of charges for stock options and the redemption of one of our auction rate securities, are as follows:

-	Non-GAAP net income for the quarter was $33.4 million, an increase of $6.7 million, or 25.3%, over the same period last year.

-	Non-GAAP diluted EPS for the quarter was $0.41 per share an increase of $0.08, or 24.2%, over the same period last year.

The financial results for the first fiscal quarter exceeded consensus expectations.
Tom Giannopoulos, MICROS’s Chairman and CEO, stated: “We are very pleased with the results for our fiscal quarter, which included record operating income, net income and EPS for a first fiscal quarter.”

MICROS’s financial guidance for fiscal 2011 remains the same as previously provided in August 2010 with revenue between $1.0 billion and $1.005 billion and net income between $140 million and $142 million.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of October 28, 2010.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations. For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

News
	Contact:	Peter J. Rogers, Jr. EVP Investor Relations 443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Three Months Ended
	Sept. 30,
	2010	2009
Revenue:
Hardware	$44,266	$43,307
Software	27,889	24,692
Service	161,259	143,402
Total revenue	233,414	211,401

Cost of sales:
Hardware	29,955	28,052
Software	5,826	5,387
Service	71,178	62,136
Stock option expense	35	0
Total cost of sales	106,994	95,575

Gross margin	126,420	115,826

Selling, general and administrative expenses	62,191	62,217
Research and development expenses	10,661	10,869
Depreciation and amortization	4,118	3,842
Stock option expense	2,610	3,051
Total operating expenses	79,580	79,979

Income from operations	46,840	35,847
Non-operating income (expense):
Interest income, net	1,056	1,051
Change in credit based impairment, net of realized loss on redemption	92	(387)
Other non-operating expense, net	(900)	(7)
Total non-operating income, net	248	657

Income before taxes	47,088	36,504
Income tax provision	15,393	12,133
Net income	31,695	24,371
Less: Net income attributable to noncontrolling interest	(78)	(224)

Net Income attributable to MICROS Systems, Inc. (GAAP)	$31,617	$24,147

Net Income per diluted common share attributable to MICROS Systems, Inc.	$0.39	$0.30
Weighted-average number of shares outstanding - diluted	82,023	81,314

Reconciliation of GAAP Net Income and EPS attributable to MICROS Systems, Inc. to Non-GAAP Net Income and EPS attributable to MICROS Systems, Inc.
Net Income attributable to MICROS Systems, Inc.	$31,617	$24,147
Add back:
Stock option expense
Selling, general and administrative expenses	2,484	2,904
Research and development expenses	126	147
Cost of sales	35	-
	2,645	3,051
Change in credit based impairment, net of realized loss on redemption	(92)	387
Total Add back	2,553	3,438

Subtract tax effect on stock option expense	789	942
Non-GAAP Net Income attributable to MICROS Systems, Inc.	$33,381	$26,643

Non-GAAP Net Income per Diluted Common Share attributable to MICROS Systems, Inc.	$0.41	$0.33

We believe the inclusion of the above non-GAAP measure will be useful to investors because it will enhance the comparability of our current period results to prior periods' results without comparable charges.  We also believe inclusion of this measure will enhance comparability of our results to results of our competitors and to the analysts’ forecasts because the analysts typically forecast excluding the effect of share-based payment charge and above one time charges, the non-GAAP measure.  In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors.  Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures.  They are prepared in accordance with GAAP. Among the limitations on the use of the non-GAAP measure are the following:

-	The exclusion of non-GAAP items can have a significant impact on reported GAAP net income and diluted net income per share.
-	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limitingthe usefulness of those measures for comparative purposes.

News
	Contact:	Peter J. Rogers, Jr. EVP Investor Relations 443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	Sept. 30, 2010	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$617,879	$545,298
Accounts receivable, net	156,704	153,066
Inventory, net	35,609	35,103
Deferred income taxes	20,092	19,624
Prepaid expenses and other current assets	33,641	27,004
Total current assets	863,925	780,095

Long-term investments	63,014	59,884
Property, plant and equipment, net	28,424	27,349
Deferred income taxes, non-current	13,612	13,556
Goodwill	217,721	213,825
Intangible assets, net	18,899	19,590
Purchased and internally developed software costs, net	17,783	17,468
Other assets	6,960	6,524
Total Assets	$1,230,338	$1,138,291

LIABILITIES AND EQUITY
Current liabilities:
Bank lines of credit	$-	$1,442
Accounts payable	45,306	44,783
Accrued expenses and other current liabilities	119,425	135,469
Income taxes payable	3,468	5,856
Deferred revenue	147,910	124,498
Total current liabilities	316,109	312,048

Income taxes payable, non-current	23,439	22,737
Deferred income taxes, non-current	2,808	2,590
Other non-current liabilities	10,482	11,304
Total liabilities	352,838	348,679

Commitments and contingencies

Equity:
MICROS Systems, Inc. shareholders’ equity:
Common stock	2,014	2,001
Capital in excess of par	130,926	117,462
Retained earnings	721,397	689,750
Accumulated other comprehensive income	16,498	(25,833)
Total MICROS Systems, Inc. shareholders’ equity	870,835	783,380
Noncontrolling interest	6,665	6,232
Total Equity	877,500	789,612

Total Liabilities and Equity	$1,230,338	$1,138,291